Exhibit 99.1

Match Group Reports Second Quarter 2020 Results
Dallas, TX—August 4, 2020—Match Group, Inc. (NASDAQ: MTCH; “Match Group” or “Company”) reported second quarter 2020 financial results today and separately posted a Letter to Shareholders on the Investor Relations section of its website at https://ir.mtch.com.
On June 30, 2020, we completed the separation of Match Group from IAC/InterActiveCorp (“IAC”). All results presented herein reflect as discontinued operations the historical results of IAC, other than Former Match Group and certain financing subsidiaries. Costs directly related to the separation from IAC are included in discontinued operations for all periods. See page 2 for additional information on the basis of presentation.
Q2 2020 HIGHLIGHTS
•Total revenue grew 12% over the prior year quarter to $555 million.
•Operating income was $196 million, an increase of 14% over the prior year quarter, and Adjusted EBITDA was $228 million, an increase of 13% over the prior year quarter. Both exclude $8 million of separation costs incurred by Match Group prior to the closing of the transaction.
•Net earnings from continuing operations attributable to shareholders increased 10% over the prior year quarter to $103 million.
•Average Subscribers increased 11% to 10.1 million, up from 9.1 million in the prior year quarter. ARPU was $0.58, or $0.60 excluding foreign exchange effects.
•Tinder Direct Revenue grew 15% year-over-year, driven by 18% Average Subscriber growth to 6.2 million, partially offset by a 2% decline in ARPU.
•Non-Tinder brands collectively grew Direct Revenue 9% year-over-year, driven by growth in ARPU of 5%, Average Subscribers of 1%, and non-subscriber one-to-many video revenue.
Key Financial and Operating Metrics

(In thousands, except EPS and ARPU)	Q2 2020	Q2 2019	Change
Revenue	$555,450	$497,973	12%
Operating Income	$195,594	$171,309	14%
Operating Income Margin	35%	34%	0.8 pt
Net earnings attributable to shareholders	$103,105	$94,134	10%
Diluted EPS	$0.51	$0.45	13%
Adjusted EBITDA	$227,803	$202,488	13%
Adjusted EBITDA Margin	41%	41%	0.3 pt
Average Subscribers	10,063	9,080	11%
ARPU	$0.58	$0.58	—%
YTD Operating Cash Flow	$275,887	$205,217	34%
YTD Free Cash Flow	$257,763	$184,366	40%
See reconciliations of GAAP to non-GAAP measures starting on page 11.

Completion of the Separation from IAC and Basis of Presentation
On June 30, 2020, the companies formerly known as Match Group, Inc. (referred to as “Former Match Group”) and IAC/InterActiveCorp (referred to as “Former IAC”) completed the separation of the Company from IAC through a series of transactions that resulted in two, separate public companies—(1) Match Group, which consists of the businesses of Former Match Group and certain financing subsidiaries previously owned by Former IAC, and (2) IAC, consisting of Former IAC’s businesses other than Match Group (the “Separation”).
As a result of the Separation, the operations of Former IAC businesses other than Match Group are presented as discontinued operations. Additionally, $7.5 million of separation costs incurred in the second quarter by Former Match Group are included in discontinued operations. See pages 8-10 and 13 for additional information on the new basis of presentation.
Revenue

(In thousands, except ARPU)	Q2 2020	Q2 2019	Change
Direct Revenue:
North America	$284,318	$251,499	13%
International	262,423	235,801	11%
Total Direct Revenue	546,741	487,300	12%
Indirect Revenue	8,709	10,673	(18)%
Total Revenue	$555,450	$497,973	12%

Average Subscribers
North America	4,703	4,518	4%
International	5,360	4,562	17%
Total Average Subscribers	10,063	9,080	11%

(Change calculated using non-rounded numbers)
ARPU
North America	$0.65	$0.60	7%
International	$0.53	$0.56	(5)%
Total ARPU	$0.58	$0.58	—%
Growth in North America Average Subscribers was primarily driven by Tinder and Hinge. Growth in International Average Subscribers was primarily driven by Tinder, with growth at Pairs and OkCupid also contributing. North America ARPU increased primarily due to increased purchases of à la carte features at Tinder. International ARPU was unfavorably impacted by the strength of the U.S. dollar relative to the Euro and certain other currencies. Excluding foreign exchange effects, International ARPU would be $0.55, or $0.02 higher.

Operating Costs and Expenses

(In thousands)	Q2 2020	% of Revenue	Q2 2019	% of Revenue	Change
Cost of revenue	$148,853	27%	$126,665	25%	18%
Selling and marketing expense	90,801	16%	94,888	19%	(4)%
General and administrative expense	68,204	12%	63,267	13%	8%
Product development expense	41,929	8%	32,680	7%	28%
Depreciation	9,669	2%	8,752	2%	10%
Amortization of intangibles	400	—%	412	—%	(3)%
Total operating costs and expenses	$359,856	65%	$326,664	66%	10%
Total operating costs and expenses increased 10% in total dollars, but declined 1% as a percentage of revenue. Cost of revenue increased primarily due to an increase of in-app purchase fees, web hosting costs, and partner related costs associated with one-to-many video. Selling and marketing expense and general and administrative expense both declined as a percentage of revenue compared to the prior year quarter, while general and administrative expense increased in total dollars due to increased headcount partially offset by reductions in travel expenditures. Product development increased both in total dollars and as a percentage of revenue due to increased engineering-related headcount at Tinder.
Liquidity and Capital Resources
For the six months ended June 30, 2020, we generated operating cash flow attributable to continuing operations of $276 million and Free Cash Flow of $258 million.
We net settled all stock options that were exercised and restricted stock units that vested. During the quarter ended June 30, 2020, we utilized $64.3 million of cash to pay employee withholding taxes, and we issued 0.8 million fewer Former Match Group dilutive shares as a result, at an effective price of $83.02. We repurchased 0.6 million shares of Former Match Group during the quarter ended June 30, 2020, for $51.2 million at an average price of $80.61, further mitigating the dilutive impact of stock-based compensation activity.
On May 19, 2020, we completed a private offering of $500 million aggregate principal amount of 4.625% Senior Notes due 2028. The proceeds from the issuance of these notes were used to pay expenses associated with the offering, to redeem in full the $400 million aggregate principal amount outstanding of the 6.375% Senior Notes due 2024, and for general corporate purposes.
As of June 30, 2020, the Company had $129 million in cash and cash equivalents and $3.5 billion of long-term debt, including $1.7 billion of Exchangeable Senior Notes previously held by Former IAC. The Company’s $750 million revolving credit facility had an outstanding balance of $20 million as of June 30, 2020. This amount was repaid in early July and the credit facility is undrawn as of August 4, 2020. Match Group’s trailing twelve-month leverage as of June 30, 2020 is 4.8x on a gross basis and 4.6x on a net basis. Excluding the Exchangeable Senior Notes, Match Group’s trailing twelve-month leverage as of June 30, 2020 is 2.7x on a gross basis and 2.6x on a net basis.
As of the close of the Separation on June 30, 2020, the Company had a total of 241.6 million outstanding common shares. Subsequently in July 2020, in connection with the Separation, Former IAC closed the sale of 17.3 million newly issued Match Group common shares (the “Former IAC Share Sale”). As a result, there were 259.0 million Match Group common shares outstanding after the Former IAC Share Sale. See page 10 for a reconciliation of shares outstanding.

Income Taxes
In the second quarter of 2020 and 2019, Match Group recorded an income tax provision from continuing operations of $34 million and $21 million, for effective tax rates of 21% and 15%, respectively. The tax rate in both quarters benefited from excess tax benefits generated by the exercise or vesting of stock-based awards. In the second quarter of 2020, this benefit was offset by a non-recurring increase in the valuation allowance for foreign tax credits.
Conference Call
Match Group will audiocast a conference call to answer questions regarding its second quarter financial results on Wednesday, August 5, 2020 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public on Match Group’s investor relations website at https://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands, except per share data)
Revenue	$555,450	$497,973	$1,100,092	$962,598
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	148,853	126,665	292,747	246,889
Selling and marketing expense	90,801	94,888	215,291	213,551
General and administrative expense	68,204	63,267	147,523	118,467
Product development expense	41,929	32,680	85,699	76,954
Depreciation	9,669	8,752	19,063	17,045
Amortization of intangibles	400	412	6,803	823
Total operating costs and expenses	359,856	326,664	767,126	673,729
Operating income	195,594	171,309	332,966	288,869
Interest expense	(45,647)	(33,545)	(88,296)	(60,997)
Other income, net	17,410	2,538	21,264	1,050
Earnings from continuing operations, before tax	167,357	140,302	265,934	228,922
Income tax (provision) benefit	(34,436)	(21,076)	16,311	7,986
Net earnings from continuing operations	132,921	119,226	282,245	236,908
(Loss) earnings from discontinued operations, net of tax	(34,611)	27,565	(366,578)	22,868
Net earnings (loss)	98,310	146,791	(84,333)	259,776
Net earnings attributable to noncontrolling interests	(31,869)	(33,324)	(60,266)	(57,614)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$66,441	$113,467	$(144,599)	$202,162

Net earnings per share from continuing operations:
Basic	$0.56	$0.52	$1.21	$1.04
Diluted	$0.51	$0.45	$1.10	$0.90
Net (loss) earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.36	$0.62	$(0.79)	$1.11
Diluted	$0.32	$0.55	$(0.80)	$0.97

Basic shares outstanding	183,477	181,606	183,297	181,354
Diluted shares outstanding	194,988	194,480	193,032	194,746

Stock-based compensation expense by function:
Cost of revenue	$969	$676	$2,136	$1,941
Selling and marketing expense	1,295	1,330	2,442	2,726
General and administrative expense	10,634	13,290	21,515	23,061
Product development expense	9,242	6,719	17,219	22,284
Total stock-based compensation expense	$22,140	$22,015	$43,312	$50,012

MATCH GROUP CONSOLIDATED BALANCE SHEET

	June 30, 2020	December 31, 2019

	(In thousands)
ASSETS
Cash and cash equivalents	$129,294	$465,676
Accounts receivable, net	186,447	116,459
Other current assets	136,007	97,850
Current assets of discontinued operations	—	3,028,079
Total current assets	451,748	3,708,064

Property and equipment, net	101,647	101,065
Goodwill	1,240,302	1,239,839
Intangible assets, net	222,792	228,324
Deferred income taxes	252,021	192,496
Other non-current assets	66,222	64,232
Non-current assets of discontinued operations	—	2,830,783
TOTAL ASSETS	$2,334,732	$8,364,803

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$11,959	$20,191
Deferred revenue	232,108	218,843
Accrued expenses and other current liabilities	214,975	182,250
Current liabilities of discontinued operations	—	588,896
Total current liabilities	459,042	1,010,180

Long-term debt, net	3,527,660	2,889,626
Income taxes payable	12,811	30,295
Deferred income taxes	17,634	18,285
Other long-term liabilities	25,579	26,158
Non-current liabilities of discontinued operations	—	447,414

Redeemable noncontrolling interest	(156)	44,527

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Common stock	242	—
Former IAC common stock	—	263
Former IAC class B convertible common stock	—	16
Additional paid-in capital	7,180,181	11,683,799
Retained (deficit) earnings	(8,764,286)	1,689,925
Accumulated other comprehensive loss	(124,312)	(136,349)
Treasury stock	—	(10,309,612)
Total Match Group, Inc. shareholders’ equity	(1,708,175)	2,928,042
Noncontrolling interests	337	970,276
Total shareholders’ equity	(1,707,838)	3,898,318
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,334,732	$8,364,803

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2020	2019

	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings from continuing operations	$282,245	$236,908
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	43,312	50,012
Depreciation	19,063	17,045
Amortization of intangibles	6,803	823
Deferred income taxes	(21,025)	(39,332)
Other adjustments, net	41,319	13,827
Changes in assets and liabilities
Accounts receivable	(69,228)	(61,414)
Other assets	(10,144)	(13,591)
Accounts payable and other liabilities	(13,349)	(4,757)
Income taxes payable and receivable	(16,242)	(9,787)
Deferred revenue	13,133	15,483
Net cash provided by operating activities attributable to continuing operations	275,887	205,217
Cash flows from investing activities attributable to continuing operations:
Net cash used in business combinations	—	(3,759)
Capital expenditures	(18,124)	(20,851)
Net cash distribution related to Separation of IAC	(2,448,749)	—
Other, net	(118)	1,118
Net cash used in investing activities attributable to continuing operations	(2,466,991)	(23,492)
Cash flows from financing activities attributable to continuing operations:
Borrowings under the Credit Facility	20,000	40,000
Proceeds from Senior Notes offerings	1,000,000	350,000
Proceeds from Exchangeable Notes offerings	—	1,150,000
Principal payments on Credit Facility	—	(300,000)
Principal payments on Senior Notes	(400,000)	—
Purchase of exchangeable note hedges	—	(303,428)
Proceeds from issuance of warrants	—	166,520
Debt issuance costs	(13,195)	(26,361)
Withholding taxes paid on behalf of employees on net settled stock-based awards of Former Match Group	(209,698)	(138,465)
Purchase of Former Match Group treasury stock	(132,868)	(76,086)
Purchase of noncontrolling interests	(15,827)	—
Other, net	(12,745)	27
Net cash provided by financing activities attributable to continuing operations	235,667	862,207
Total cash (used in) provided by continuing operations	(1,955,437)	1,043,932
Net cash provided by operating activities attributable to discontinued operations	20,031	150,590
Net cash used in investing activities attributable to discontinued operations	(963,420)	(109,180)
Net cash used in financing activities attributable to discontinued operations	(110,959)	(65,435)
Total cash used in discontinued operations	(1,054,348)	(24,025)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,152)	361
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,010,937)	1,020,268
Cash, cash equivalents, and restricted cash at beginning of period	3,140,358	2,133,685
Cash, cash equivalents, and restricted cash at end of period	$129,421	$3,153,953

MATCH GROUP EARNINGS PER SHARE
As a result of the Separation, weighted average basic and diluted shares outstanding for all periods prior to the Separation, including the second quarter of 2020, reflect the share position of Former IAC multiplied by the Separation exchange ratio of 2.1584. The following tables set forth the computation of the basic and diluted earnings per share attributable to Match Group shareholders:

	Three Months Ended June 30,
	2020		2019
	Basic	Diluted	Basic	Diluted

	(In thousands, except per share data)
Numerator
Net earnings from continuing operations	$132,921	$132,921	$119,226	$119,226
Net earnings attributable to noncontrolling interests	(29,816)	(29,816)	(25,092)	(25,092)
Impact from subsidiaries’ dilutive securities	—	(3,974)	—	(6,122)
Net earnings from continuing operations attributable to Match Group, Inc. shareholders	$103,105	$99,131	$94,134	$88,012

(Loss) earnings from discontinued operations, net of tax	$(34,611)	$(34,611)	$27,565	$27,565
Net earnings attributable to noncontrolling interests of discontinued operations	(2,053)	(2,053)	(8,232)	(8,232)
Impact from subsidiaries’ dilutive securities of discontinued operations	—	(356)	—	(14)
Net (loss) earnings from discontinued operations attributable to shareholders	(36,664)	(37,020)	19,333	19,319
Net earnings attributable to Match Group, Inc. shareholders	$66,441	$62,111	$113,467	$107,331

Denominator
Weighted average basic shares outstanding	183,477	183,477	181,606	181,606
Dilutive securities	—	11,511	—	12,874
Denominator for earnings per share—weighted average shares	183,477	194,988	181,606	194,480

Earnings per share:
Earnings per share from continuing operations	$0.56	$0.51	$0.52	$0.45
(Loss) earnings per share from discontinued operations, net of tax	$(0.20)	$(0.19)	$0.11	$0.10
(Loss) earnings per share attributable to Match Group, Inc. shareholders	$0.36	$0.32	$0.62	$0.55

	Six Months Ended June 30,
	2020		2019
	Basic	Diluted	Basic	Diluted

	(In thousands, except per share data)
Numerator
Net earnings from continuing operations	$282,245	$282,245	$236,908	$236,908
Net earnings attributable to noncontrolling interests	(60,585)	(60,585)	(48,808)	(48,808)
Impact from subsidiaries’ dilutive securities	—	(9,427)	—	(12,774)
Net earnings from continuing operations attributable to Match Group, Inc. shareholders	$221,660	$212,233	$188,100	$175,326

(Loss) earnings from discontinued operations, net of tax	$(366,578)	$(366,578)	$22,868	$22,868
Net loss (earnings) attributable to noncontrolling interests of discontinued operations	319	319	(8,806)	(8,806)
Impact from subsidiaries’ dilutive securities of discontinued operations	—	(240)	—	(58)
Net (loss) earnings from discontinued operations attributable to shareholders	(366,259)	(366,499)	14,062	14,004
Net (loss) earnings attributable to Match Group, Inc. shareholders	$(144,599)	$(154,266)	$202,162	$189,330

Denominator
Weighted average basic shares outstanding	183,297	183,297	181,354	181,354
Dilutive securities	—	9,735	—	13,392
Denominator for earnings per share—weighted average shares	183,297	193,032	181,354	194,746

Earnings per share:
Earnings per share from continuing operations	$1.21	$1.10	$1.04	$0.90
(Loss) earnings per share from discontinued operations, net of tax	$(2.00)	$(1.90)	$0.08	$0.07
(Loss) earnings per share attributable to Match Group, Inc. shareholders	$(0.79)	$(0.80)	$1.11	$0.97

RECONCILIATION OF MATCH GROUP SHARES OUTSTANDING

	Former Match Group shares outstanding	Adjustments	Match Group shares outstanding

	(In thousands)
Shares issued to Former IAC shareholders
Former Match Group shares owned by Former IAC	228,381
Net reduction through assumption of obligations of Former IAC by Match Group		(27,293)
Reduced by proposed Former IAC Share Sale		(17,339)
Total shares available to Former IAC shareholders			183,749

Shares issued to Former Match Group shareholders
Number of shares electing $3 cash consideration	5,229		5,229
Number of shares electing all-stock consideration	50,923	1,716	52,639
Total Former Match Group shares outstanding prior to the Separation on June 30, 2020	284,533
Total Match Group shares outstanding at June 30, 2020			241,617
Former IAC Share Sale in July 2020			17,339
Total Match Group shares outstanding after Former IAC Share Sale			258,956
MATCH GROUP COMPONENTS OF INTEREST EXPENSE

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Credit Facility, Term Loan, and Senior Notes of Former Match Group	$27,965	$23,817	$53,081	$45,903
Exchangeable Senior Notes assumed in the Separation	17,682	9,728	35,215	15,094
Total Match Group interest expense	$45,647	$33,545	$88,296	$60,997

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(Dollars in thousands)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$66,441	$113,467	$(144,599)	$202,162
Add back:
Net earnings attributable to noncontrolling interests	31,869	33,324	60,266	57,614
Loss (earnings) from discontinued operations, net of tax	34,611	(27,565)	366,578	(22,868)
Income tax provision (benefit)	34,436	21,076	(16,311)	(7,986)
Other income, net	(17,410)	(2,538)	(21,264)	(1,050)
Interest expense	45,647	33,545	88,296	60,997
Operating Income	195,594	171,309	332,966	288,869
Stock-based compensation expense	22,140	22,015	43,312	50,012
Depreciation	9,669	8,752	19,063	17,045
Amortization of intangibles	400	412	6,803	823
Adjusted EBITDA	$227,803	$202,488	$402,144	$356,749

Revenue	$555,450	$497,973	$1,100,092	$962,598
Operating income margin	35%	34%	30%	30%
Adjusted EBITDA margin	41%	41%	37%	37%
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW ATTRIBUTABLE TO CONTINUING OPERATIONS TO FREE CASH FLOW

	Six Months Ended June 30,
	2020	2019

	(In thousands)
Net cash provided by operating activities attributable to continuing operations	$275,887	$205,217
Capital expenditures	(18,124)	(20,851)
Free Cash Flow	$257,763	$184,366

MATCH GROUP RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPU)	Three months ended June 30,
	2020	Change	% Change	2019
Revenue, as reported	$555,450	$57,477	12%	497,973
Foreign exchange effects	11,082
Revenue Excluding Foreign Exchange Effects	$566,532	$68,559	14%	$497,973

(Change calculated using non-rounded numbers, rounding differences may occur)
ARPU, as reported	$0.58		1%	$0.58
Foreign exchange effects	0.01
ARPU, excluding foreign exchange effects	$0.60		3%	$0.58

International ARPU, as reported	$0.53		(5)%	$0.56
Foreign exchange effects	0.02
International ARPU, excluding foreign exchange effects	$0.55		(1)%	$0.56

(Dollars in thousands, except ARPU)	Six Months Ended June 30,
	2020	Change	% Change	2019
Revenue, as reported	$1,100,092	$137,494	14%	$962,598
Foreign exchange effects	19,455
Revenue Excluding Foreign Exchange Effects	$1,119,547	$156,949	16%	$962,598

(Change calculated using non-rounded numbers, rounding differences may occur)
ARPU, as reported	$0.58		1%	$0.58
Foreign exchange effects	0.01
ARPU, excluding foreign exchange effects	$0.60		3%	$0.58

International ARPU, as reported	$0.54		(3)%	$0.56
Foreign exchange effects	0.02
International ARPU, excluding foreign exchange effects	$0.56		—%	$0.56

RECONCILIATION OF MATCH GROUP ADJUSTED EBITDA TO FORMER MATCH GROUP ADJUSTED EBITDA
As a result of the Separation, Match Group now includes certain historical costs included in the financial statements of Former IAC related to two office buildings contributed to Former Match Group in January 2020 and certain overhead costs. Historical interest expense incurred by Former IAC related to the Exchangeable Senior Notes is also included in net earnings from continuing operations. The table below presents the unaudited, quarterly reconciliation of net earnings (loss) attributable to Match Group, Inc. shareholders to Adjusted EBITDA for the prior five quarters. Additionally, a reconciliation of Match Group Adjusted EBITDA to Former Match Group Adjusted EBITDA is presented below.

	Three Months Ended March 31, 2019	Three Months Ended June 30, 2019	Three Months Ended September 30, 2019	Three Months Ended December 31, 2019	Three Months Ended March 31, 2020

	(In thousands)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$88,695	$113,467	$128,544	$100,425	$(211,040)
Add back:
Net earnings attributable to noncontrolling interests	24,290	33,324	31,228	23,847	28,397
Loss (earnings) from discontinued operations, net of tax	4,697	(27,565)	(21,981)	(4,339)	331,967
Income tax (benefit) provision	(29,062)	21,076	1,240	14,972	(50,747)
Other expense (income), net	1,488	(2,538)	(2,788)	5,864	(3,854)
Interest expense	27,452	33,545	38,993	40,580	42,649
Operating Income	117,560	171,309	175,236	181,349	137,372
Stock-based compensation expense	27,997	22,015	20,805	18,907	21,172
Depreciation	8,293	8,752	8,533	8,777	9,394
Amortization of intangibles	411	412	641	7,263	6,403
Adjusted EBITDA	$154,261	$202,488	$205,215	$216,296	$174,341

Reconciliation of Match Group reported Adjusted EBITDA to Former Match Group Adjusted EBTIDA
Match Group Adjusted EBITDA	$154,261	$202,488	$205,215	$216,296	$174,341
Costs associated with Separation (now included in discontinued operations)	—	—	—	(2,344)	(3,489)
Historical costs associated with real estate and other overhead of Former IAC (now included in continuing operations)	806	1,033	916	761	649
Former Match Group Adjusted EBITDA	$155,067	$203,521	$206,131	$214,713	$171,501

DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average. Exercise Price	7/31/2020
Share Price		$102.70
Absolute Shares		260.0

Vested Options
Match Group Options	$12.88	2.2
Match Group Options, converted from Former IAC Options	$21.61	6.9
Total Dilution - Vested Options		9.1
Unvested Options and Awards
Match Group Options	$19.91	2.6
Match Group RSUs and subsidiary denominated equity awards		4.5
Total Dilution - Unvested Options and Awards		7.1
Outstanding Warrants
Warrants expiring on January 1, 2023 (11.8 million outstanding)	$68.14	3.7
Warrants expiring on September 15, 2026 (6.6 million outstanding)	$135.58	—
Warrants expiring on April 15, 2030 (6.8 million outstanding)	$135.58	—
Total Dilution - Outstanding Warrants		3.7

Total Dilution		19.9
% Dilution		7.1%
Total Diluted Shares Outstanding		280.0
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the option exercise price is used to repurchase Match Group shares.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are fully dilutive. All performance-based and market-based awards reflect the expected shares that will vest based on current performance or market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used at June 30, 2020.
Exchangeable Senior Notes — The Company has three series of Exchangeable Senior Notes outstanding. In the event of an exchange, each series of Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares. At the time of each Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of each series of Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of each series of the Exchangeable Senior Notes. No dilution is reflected in the table above for any of the Exchangeable Senior Notes, all of which are currently exchangeable, because it is the Company’s intention to settle the Exchangeable Senior Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of each series of Exchangeable Senior Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above. The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above.

PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments, which we describe below, between the GAAP and non-GAAP measures. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
DEFINITIONS
Direct Revenue - is revenue that is received directly from end users of our products and includes both subscription and à la carte revenue.
Indirect Revenue - is revenue that is not received directly from end users of our products, substantially all of which is advertising revenue.
Subscribers - are users who purchase a subscription to one of our products. Users who purchase only à la carte features are not included in Subscribers.
Average Subscribers - is the number of Subscribers at the end of each day in the relevant measurement period divided by the number of calendar days in that period.
Average Revenue per Subscriber (“ARPU”) - is Direct Revenue from Subscribers in the relevant measurement period (whether in the form of subscription or à la carte) divided by the Average Subscribers in such period and further divided by the number of calendar days in such period. Direct Revenue from users who are not Subscribers and have purchased only à la carte features is not included in ARPU.
Leverage on a gross basis - is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis - is calculated as principal debt balance less cash and cash equivalents divided by Adjusted EBITDA for the period referenced.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on August 5, 2020, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC post-separation, and the impact of the outbreak of COVID-19 coronavirus. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to our users all over the world.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400
Justine Sacco
Match Group Corporate Communications
(212) 445-5088
Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 https://mtch.com